Exhibit 99.1

Citius Oncology, Inc. Secures Up to $36.5 Million in Debt and Equity Capital to Accelerate LYMPHIR® Commercialization

Avenue Capital Group to provide up to $25 Million via Senior Credit Facility with an initial $10 million tranche funded at closing; additional tranches subject to certain conditions

Gross proceeds of approximately $11.5 million secured by a concurrent exercise of certain outstanding warrants held by single healthcare-focused institutional investor

Financings to support ongoing commercial execution while preserving flexibility for future growth initiatives

CRANFORD, N.J., May 5, 2026 -- Citius Oncology, Inc. (“Citius Oncology” or the “Company”) (Nasdaq: CTOR), a specialty biopharmaceutical company focused on the development and commercialization of novel targeted oncology therapies, today announced that it has entered into a senior secured term loan credit facility (the “Credit Facility”) with Avenue Venture Opportunities Fund II, L.P., a fund of Avenue Capital Group (“Avenue”), providing for up to $25 million in capital to support the ongoing commercialization of LYMPHIR® (denileukin diftitox-cxdl), approved by the Food and Drug Administration (FDA) for the treatment of adult patients with relapsed or refractory Stage I-III cutaneous T-cell lymphoma (CTCL) after at least one prior systemic therapy, and has also entered into a definitive agreement for the immediate exercise of certain outstanding warrants, with expected gross proceeds to the Company of approximately $11.5 million. The combined financings are expected to provide enhanced financial flexibility to support commercial execution, working capital, and general corporate purposes.

“This Credit Facility strengthens our ability to continue to execute on the LYMPHIR launch, aligning capital access with commercial performance, and underscoring the confidence that a global investment firm like Avenue Capital has in our commercial trajectory and the long-term potential of LYMPHIR. In parallel, the warrant exercise financing provides additional near-term capital to further support our commercial efforts Collectively, this provides the company with meaningful financial flexibility as we continue to scale our commercial infrastructure, drive adoption of LYMPHIR among treating physicians, and expand patient access to this important therapy for relapsed or refractory cutaneous T-cell lymphoma. We are pleased to have Avenue as a capital partner as we advance our mission to improve outcomes for patients with limited treatment options,” said Leonard Mazur, Chairman and Chief Executive Officer of Citius Oncology and Citius Pharmaceuticals.

“Citius Oncology has a differentiated, FDA-approved therapy with a targeted commercial opportunity. We are excited to support the Citius team as they execute on their commercialization strategy and work to realize the full value of their first FDA-approved asset,” said Chad Norman, Senior Portfolio Manager of Avenue Capital Group.

H.C. Wainwright & Co. is acting as the exclusive origination, structuring and placement agent to Citius Oncology for the financings.

Financings Summary

The Credit Facility has a term of 3.5 years and includes an initial tranche of $10 million, to be fully funded at closing, plus two additional tranches of up to an aggregate of $15 million, subject to achievement of predefined revenue milestones and liquidity conditions. The Company has agreed to issue to Avenue warrants to purchase up to 11,111,111 shares of the Company’s common stock, at an exercise price of $0.90 per share, exercisable for a period of five years following the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the warrants. The Company will also issue to Avenue warrants to purchase shares of common stock equal to 10% of the amount funded in each future tranche, divided by the exercise price of $0.90 per share. Additionally, Avenue will have the right, at any time while any loan is outstanding, to convert up to $4.0 million of the outstanding principal under the credit facility into shares of the Company’s common stock at a price per share equal to 120% of the exercise price of the warrant, subject to certain terms and conditions, including beneficial ownership limitations.

Concurrently, the Company entered into definitive agreements with a single healthcare-focused institutional investor for the immediate exercise of certain outstanding warrants to purchase up to an aggregate of 12,777,778 shares of common stock, originally issued in July 2025, September 2025, and December 2025, at a reduced exercise price of $0.90 per share, with expected gross proceeds to the Company of approximately $11.5 million prior to deduction of placement agent fees and other offering expenses. In consideration for the immediate exercise of these warrants for cash, the Company will issue new unregistered warrants to purchase up to 25,555,556 shares of common stock. The new warrants will have an exercise price of $0.90 per share, will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the new warrants and will expire five years after the later of (i) the date of stockholder approval and (ii) the effective date of the Resale Registration Statement (as defined below). The new warrant offering is expected to close on or about May 6, 2026, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the financings primarily to fund ongoing LYMPHIR commercialization efforts such as sales force expansion, market access initiatives, medical affairs activities, and manufacturing supply chain support, with the remainder to be used for working capital and general corporate purposes.

Warrant Offering Disclosure

The new warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants (the “Resale Registration Statement”).

The Company also has agreed to amend certain existing warrants to purchase up to an aggregate of 15,697,024 shares of the Company’s common stock that were previously issued to the investor in December 2025, with an exercise price of $1.09 per share, effective upon the closing of the offering, such that the amended warrants will have a reduced exercise price of $0.90 per share, will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the warrants and will expire five years after the date of stockholder approval.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About LYMPHIR® (denileukin diftitox-cxdl)

LYMPHIR is a targeted immune therapy for relapsed or refractory cutaneous T-cell lymphoma (CTCL) indicated for use in Stage I-III disease after at least one prior systemic therapy. It is a recombinant fusion protein that combines the IL-2 receptor binding domain with diphtheria toxin (DT) fragments. The agent specifically binds to IL-2 receptors on the cell surface, causing diphtheria toxin fragments that have entered cells to inhibit protein synthesis. After uptake into the cell, the DT fragment is cleaved and the free DT fragments inhibit protein synthesis, resulting in cell death. Denileukin diftitox-cxdl demonstrated the ability to deplete immunosuppressive regulatory T lymphocytes (Tregs) and antitumor activity through a direct cytocidal action on IL-2R-expressing tumors.

In 2021, denileukin diftitox received regulatory approval in Japan for the treatment of relapsed or refractory CTCL and peripheral T-cell lymphoma (PTCL). Subsequently, in 2021, Citius acquired an exclusive license with rights to develop and commercialize denileukin diftitox in all markets except for India, Japan and certain parts of Asia. LYMPHIR (denileukin diftitox-cxdl) was approved by the FDA and subsequently launched in the U.S. in December 2025.

About Citius Oncology, Inc.

Citius Oncology, Inc. (Nasdaq: CTOR) is a platform to develop and commercialize novel targeted oncology therapies. In December 2025, Citius Oncology launched LYMPHIR, approved by the FDA for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. The Company believes the addressable U.S. market exceeds $400 million, is growing, and is underserved by existing therapies. Robust intellectual property protections that span orphan drug designation, complex technology, trade secrets and pending patents for immuno-oncology use as a combination therapy with checkpoint inhibitors would further support Citius Oncology’s competitive positioning. For more information, please visit www.citiusonc.com.

About Avenue Capital Group

Avenue Capital Group is a global investment firm founded in 1995 and headquartered in New York, with offices across the United States, Europe, Asia, and Abu Dhabi. The firm manages assets estimated at approximately $9.8 billion and is primarily focused on specialty lending, opportunistic credit, and other special situations investments. The Avenue Growth Lending strategy seeks to provide creative financing solutions to high-growth, publicly traded and venture capital-backed technology and life science companies, focusing generally on companies within the underserved segment of the market created by the widening financing gap between commercial banks and larger debt funds. For more information, please visit www.avenuecapital.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Oncology. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price, and include all statements related to the closing and intended use of net proceeds from the offerings. Factors that could cause actual results to differ materially from those currently anticipated are: our need for substantial additional funds and our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; the availability of future tranches under the Credit Facility and our ability to conduct future financings; our ability to successfully commercialize LYMPHIR and establish a sustainable revenue stream; the estimated markets for LYMPHIR and our product candidates and the acceptance thereof by any market; our ability to secure strategic partnerships and expand international access to LYMPHIR; risks relating to the results of research and development activities, including those from our existing and any new pipeline assets; our ability to regain compliance with Nasdaq’s continued listing standards; early-stage clinical data may not be predictive of results from larger or later-stage studies; our ability to use the latest technology to support our commercialization efforts for LYMPHIR; physician and patient acceptance of LYMPHIR in a competitive treatment landscape; our reliance on third-party logistics providers, distributors, and specialty pharmacies to support commercial operations; our ability to educate providers and payers, secure adequate reimbursement, and maintain uninterrupted product supply; post-marketing requirements and ongoing regulatory compliance related to LYMPHIR; the ability of LYMPHIR and our product candidates to impact the quality of life of our target patient populations; our ability to procure cGMP commercial-scale supply; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; government regulation; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. These risks have been and may be further impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in Citius Oncology’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 23, 2025. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

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